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                                 June 30, 2008

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 338032
People's Republic of China

Ladies and Gentlemen:

                    RE: REGISTRATION STATEMENT ON FORM F-3 OF
                               LDK SOLAR CO., LTD.

We are qualified lawyers of the People's Republic of China (the "PRC", and for the sole purpose of this opinion, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws of the PRC.

We are acting as legal counsel with respect to the laws of the PRC for LDK Solar Co., Ltd., a company organized under the laws of the Cayman Islands (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of $400,000,000 aggregate principal amount of 4.75% convertible senior notes due 2013 (the "Notes") and ordinary shares, par value $0.10 per share, of the Company ("Ordinary Shares") underlying the American depositary shares into which the Notes are convertible, for resale by the holders of the Notes, including Ordinary Shares underlying the American depositary shares into which the Notes are convertible, pursuant to the Company's obligations under a registration rights agreement dated as of April 15, 2008 by and among the Company, Morgan Stanley & Co. International plc, UBS AG, J.P. Morgan Securities Inc, Needham & Company, LLC, Cowen and Company, LLC and Lazard Capital Markets LLC. The Securities were issued under an indenture dated as of April 15, 2008, between the Company and Bank of New York, as trustee and securities agent.

In rendering the opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates, governmental approvals, and other instruments as we have considered necessary or appropriate as a basis for the opinions set forth herein.

For the purpose of providing this opinion, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are correct in all material respects; and (iv) that all parties to the documents have full power and authority to enter into, and have duly executed and delivered, such documents. To our best knowledge after due inquiry, the Company has disclosed to us all material facts relevant to this opinion. Where important facts were not independently established to us, we have relied upon certificates issued by governmental agencies and appropriate representatives of the Company and/or other relevant entities and/or upon representations, made in or pursuant to the documents.
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Based on the foregoing, we are of the following opinion:

The statements set forth in the Registration Statement under the caption "Taxation-People's Republic of China Taxation," insofar as they purport to constitute matters of PRC tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

This opinion is rendered on the basis of the PRC laws (other than the laws of Hong Kong, Macao or Taiwan) effective as at the date hereof, and further, there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. Any such changes, amendments or replacements may become effective immediately on promulgation.

This opinion is intended to be used in the context which is specifically referred to herein and each section should be viewed as a part of the whole and no part should be extracted and referred to independently.

This opinion is solely for the benefit of the persons to whom it is addressed in connection with the above-described transaction. Notwithstanding anything to the contrary contained herein, the special United States counsel to the Company may rely on the above opinions as if such opinions were addressed to them. It may not be furnished to or relied upon by anyone else or used for any other purpose.

This opinion is based on the files and documents provided by the Company and stated merely according to the facts which have occurred before the issuing date of this opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, as may be amended or supplemented from time to time, and to (i) the use of our name under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the Registration Statement, (ii) the use of our name in documents incorporated by reference in the Registration Statement, and (iii) the references to us under the caption "Experts" in the Registration Statement, each as such Registration Statement may be amended or supplemented from time to time.

Our offices are located at 31st Floor, Nan Zheng Building, 580 West Nanjing Road, Shanghai 200041, People's Republic of China.

                                        Sincerely yours,

                                        /seal/ Grandall Legal Group (Shanghai)

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